Exhibit 10.45

The Goldman Sachs Group, Inc.
Signature Card for _______________ Awards
and Consent to Receive Electronic Delivery

[IMPORTANT: PLEASE REVIEW, EXECUTE AND RETURN THIS FORM TO: ________________________________.
YOU MUST PROPERLY EXECUTE THIS FORM TO ACKNOWLEDGE ACCEPTANCE OF THE TERMS AND CONDITIONS OF YOUR AWARD(S) AND RELATED MATTERS.]

1.I have received and agree to be bound by The Goldman Sachs Amended and Restated Stock Incentive Plan (2021) (the “Plan”), the Award Agreement(s) and the Award Statement applicable to me in connection with each _______________ Award (collectively, the “Award”) that I have been granted by the Firm (as defined in the Plan). I confirm that I am accepting the Award subject to the terms and conditions contained in the Plan, the applicable Award Agreement and Award Statement, the Language Notice for Equity Awards, this Signature Card and the other documentation presented to me in connection with acceptance of the Award (collectively, the “Award Documentation”). I understand that I will have no less than 14 days after the Award Documentation is first made available to me in full to accept my Award by executing this Signature Card (including by electronic means). To the extent that I am entitled to request a translation in accordance with the Language Notice for Equity Awards, and such a request is made and accepted, I further understand that the Acceptance Deadline (as defined in the applicable Award Agreement) will be extended by a reasonable time period (of at least 14 days) after receipt of the translation, as communicated to me together with the translation.
For the avoidance of doubt, I understand and agree that to be eligible to receive any award under the Plan, I must not have engaged in any conduct constituting “Cause” (as defined in the Plan) prior to the grant of the Award, and by accepting this Award, I represent and warrant that I have not engaged in any conduct constituting Cause.
As a condition of this grant, I understand that the Award (and any other award that the Firm may grant to me under the Plan) is subject to governing law provisions in the Plan or applicable Award Agreement; and, as a condition to receiving such awards, I agree to be bound thereby. I also agree, as a condition of this grant, to the electronic consent in Paragraph 6 below.
2.By accepting my Award and executing this Signature Card, I confirm that I am agreeing to the additional contractual terms presented to me with the Award Documentation (the “Additional Terms”) and acknowledge that my agreement to the Additional Terms is a condition of my Award. I acknowledge that such Additional Terms include the Policy on Notice Periods for Recipients of Year-End Equity-Based Awards and Other Deferred Compensation (the “Notice Period Policy”) and the Agreement Regarding Arbitration of Employment-Related Matters. I further acknowledge that such Additional Terms may also include the APAC Restrictive Covenants and any agreement(s) specific to my role, business unit or division.
I acknowledge and understand that, to the extent the Award Documentation subjects me to any post-employment restriction, I have the right to consult with an attorney prior to accepting my Award. I further acknowledge and understand that my eligibility for the Award constitutes good and valuable consideration for any post-employment restriction contained in the Award Documentation.
3.As a condition of this grant, I agree to provide upon request an appropriate certification regarding my United States (“U.S.”) tax status on Form W-8BEN, Form W-9, or other appropriate form, and I understand that failure to supply a required form may result in the imposition of backup withholding on certain payments I receive pursuant to this grant.
Further, as a condition of this grant, if I am a person who has worked in the United Kingdom at any time during the earnings period relating to any award under the Plan, as determined by the Firm, when requested and as directed by the Firm, I will agree to a Joint Election under s431 ITEPA 2003 of the laws of the United Kingdom for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003 under the laws of the United Kingdom and will sign and return such election in respect of all future deliveries of shares of GS Inc. common stock (“Shares”) underlying the Award and any previous grants made to me under the Plan and understand that the Firm intends to meet its delivery obligations in Shares with respect to my Award, except as may be prohibited by law or described in the accompanying Award Agreement(s) or supplementary materials.
If I have worked in Switzerland at any time during the earnings period relating to the Award granted to me as determined by the Firm, (a) I acknowledge that my Award is subject to tax in accordance with the rulings and method of calculation of taxable values to be agreed by the Firm with the Federal and/or Zurich/Geneva cantonal/communal tax authorities or as otherwise directed by the Firm, and (b) I hereby agree to be bound by any rulings agreed by the Firm in respect of any Award, which is expected to result in taxation at the time of delivery of Shares, and (c) I undertake to declare and make a full and accurate income tax declaration in respect of my Award in accordance with the above ruling or as directed by the Firm.

4.I agree to open and activate any brokerage, trust, sub-trust, custody or similar account (an “Account”), as required or approved by the Firm in its sole discretion. I agree to access, review, execute and be bound by any agreements that govern any such Account, including any provisions that provide for the applicable restrictions on transfers, pledges and withdrawals of Shares; permitting the Firm to monitor any such Account; and the limitations on the liability of the party (which may not be affiliated with the Firm) providing the Account and the Firm. I understand and agree that the Firm may direct the transfer of securities, cash or other assets in my Account to the Firm in connection with any indebtedness or any other obligation that I have to the Firm, as determined by the Firm in its sole discretion, however such obligation may have arisen. I also agree to open an Account with any other custodian, broker, trustee, transfer agent or similar party selected by the Firm, if the Firm, in its sole discretion, requires me to open an Account with such custodian, broker, trustee, transfer agent or similar party as a condition to delivery of Shares underlying the Award.
5.If the Firm advanced or loaned me funds to pay certain taxes (including income taxes and Social Security, or similar contributions) in connection with the Award (or does so in the future), and if I have not signed a separate loan agreement governing repayment, I authorize the Firm to withhold from my compensation any amounts required to reimburse it for any such advance or loan to the extent permitted by applicable law.
I understand and agree that, if I leave the Firm, I am required immediately to repay any outstanding amount. I further understand and agree that the Firm has the right to offset, to the extent permitted by the Award Agreement(s) and applicable law (including Section 409A (as defined in the Award Agreement), which limits the Firm’s ability to offset in the case of U.S. taxpayers under certain circumstances), any outstanding amounts that I then owe the Firm against its delivery obligations under the Award, against any obligations to remove restrictions and/or other terms and conditions in respect of any Restricted Shares or Shares at Risk (each as defined in the applicable Award Agreement) or against any other amounts the Firm then owes me, including payments of dividends or dividend equivalent payments. I understand that the delivery of Shares pursuant to the Award is conditioned on my satisfaction of any applicable taxes or Social Security contributions (collectively referred to as “tax” or “taxes” for purposes of the Award Documentation) in accordance with the Plan. To the extent permitted by applicable law, the Firm, in its sole discretion, may require me to provide amounts equal to all or a portion of any Federal, state, local, foreign or other tax obligations imposed on me or the Firm in connection with the grant, vesting or delivery of the Award by requiring me to choose between remitting such amount (a) in cash (or through payroll deduction or otherwise), (b) in the form of proceeds from the Firm’s executing a sale of Shares delivered to me pursuant to the Award or (c) as otherwise permitted in the applicable Award Agreement; provided, however, that in no event shall any such choice determine, or give me any discretion to affect, the timing of the delivery of Shares or payment of tax obligations.
6.In connection with any Award Agreement or other interest I may receive in the Plan or any Shares that I may receive in connection with the Award or any award I have previously received or may receive, or in connection with any amendment or variation thereof or any documents listed in Paragraph 7, I hereby consent to (a) the acceptance by me of the Award electronically, (b) the giving of instructions in electronic form whether by me or the Firm, and (c) the receipt in electronic form at my email address maintained at Goldman Sachs or via Goldman Sachs’ intranet site (or, if I am no longer employed by the Firm, at such other email address as I may specify, or via such other electronic means as the Firm and I may agree) all notices and information that the Firm is required by law to send to me in connection therewith including, without limitation, any document (or part thereof) constituting part of a prospectus covering securities that have been registered under the U.S. Securities Act of 1933, the information contained in any such document and any information required to be delivered to me under Rule 428 of the U.S. Securities Act of 1933, including, for example, the annual report to security holders or the annual report on Form 10-K of GS Inc. for its latest fiscal year, and that all prior elections that I may have made relating to the delivery of any such document in physical form are hereby revoked and superseded. I agree to check Goldman Sachs’ intranet site (or, if I am no longer employed by the Firm, such other electronic site as notified to me by the Firm) periodically as I deem appropriate for any new notices or information concerning the Plan. I understand that I am not required to consent to the receipt of such documents in electronic form in order to receive the Award and that I may decline to receive such documents in electronic form by contacting ___________________, which will provide me with hard copies of such documents upon request. I also understand that this consent is voluntary and may be revoked at any time on three business days’ written notice.
7.I hereby acknowledge that I have received in electronic form in accordance with my consent in Paragraph 6 the following documents:
•The Goldman Sachs Amended and Restated Stock Incentive Plan (2021);
•Summary of The Goldman Sachs Amended and Restated Stock Incentive Plan (2021);
•The most recent annual report on Form 10-K for The Goldman Sachs Group, Inc.;
•The Award Agreement(s);
•The Award Statement;
•The Language Notice for Equity Awards; and
•Summaries of the Award (“Award Summary”).
8.I expressly authorize any appropriate representative of the Firm to make any notifications, filings or remittances of funds that may be required in connection with the Plan or otherwise on my behalf. I acknowledge that any such authorization is effective from the date of acceptance of my Award until such time as I expressly revoke the authorization by written notice to any appropriate representative of the Firm. I understand that this authorization does not create any obligation on the Firm to deal with any such notifications, filings or remittances of funds that I may be required to make in connection with the Plan and I accept full responsibility in this regard.
9.The granting of the Award, the delivery of the underlying Shares and any subsequent dividends or dividend equivalent payments, and the receipt of any proceeds in connection with the Award may result in legal or regulatory requirements in some jurisdictions. I understand and agree that it is my responsibility to ensure that I comply with any legal or regulatory requirements in respect of the Award.
10.I confirm that I have filed all tax returns that I am required to file and paid all taxes I am required to pay with respect to awards previously granted to me by the Firm, and I agree, with respect to both the Award as well as awards previously granted to me by the Firm, to file all tax returns I am required to file in connection with the Award and any sales of any Shares or other property delivered pursuant to the Award and to pay all taxes I am required to pay.
11.The goodwill associated with the relationships between the Firm and its clients and prospective clients is a valuable asset of the Firm that is built and preserved through the combined services and efforts of the Firm and all of its personnel. The Firm provides its employees with a unique platform of financial products and services, confidential and proprietary information, professional training, access to specialized expertise, research, analytical, operational, and business development support, travel and entertainment expenses and other valuable resources to build and enhance the goodwill associated with the relationships between the Firm and its clients, as well as to foster and establish such relationships with prospective clients. Accordingly, I acknowledge and agree that (a) because the Firm contributes valuable resources to build and enhance client relationships, including those for which I provide services, it has a legitimate and essential business interest in protecting the goodwill associated with those relationships; (b) by my continued employment, I confirm that I have assigned and will assign to the Firm all goodwill I have developed or will develop with persons or entities with whom I interact while at the Firm and/or who are or will become clients or prospective clients of the Firm in connection with my employment with the Firm, even if I did business with such persons or entities prior to joining the Firm; and (c) while at the Firm I do not have and will not acquire any property, proprietary, contractual or other legal right or interest whatsoever in or to any client or prospective client with whom I interact or conduct business while employed by the Firm or (except to the extent otherwise provided in a written agreement between the Firm and me that governs my compensation) to any current or prospective revenues associated with such client or prospective client (all such interests being referred to herein as “Intangible Interests”). For the avoidance of doubt, I am hereby assigning all Intangible Interests to the Firm. I acknowledge and agree that my compensation during the term of my employment with the Firm is adequate financial consideration in this regard, and that no further consideration is necessary (including in respect of obligations applicable to me after my employment with the Firm has ended).
Data Collection, Processing and Transfers

Grantees residing outside of the European Economic Area (“EEA”), the United Kingdom (“UK”) and the PRC (defined below): If I am located outside of the EEA, the UK and the PRC, I consent to the processing of my personal data in accordance with the information set out below.
Grantees residing in the EEA or the UK: If I am located in the EEA or the UK, my personal data will be processed in accordance with the information set out below and in the GS HCM – Fair Processing Notice which can be found at http://www.goldmansachs.com/notices/hcm-fpn.html. In the event of any inconsistency, the GS HCM – Fair Processing Notice shall prevail over this section.
Grantees residing in the People’s Republic of China (“PRC”) (which, for the purpose of this section, excludes Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan): If I am located in the PRC, I give my consent to the processing of my personal data as follows by signing this Signature Card:
•The Firm will process my personal data as set out in this section. I consent to such use.
•The Firm will process and retain my sensitive personal data as set out in this section and underlined. I consent to such use.
•The Firm will transfer my personal data to third parties within the PRC, as described by this section and the hyperlinks within it. I consent to such transfers.
•The Firm will transfer my personal data to third parties outside the PRC, as described by this section and the hyperlinks within it. I consent to such transfers.
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For All Grantees:
In connection with the Plan and any equity-based award under the Plan, including my Award (collectively, the “Program”), to the extent permitted under the laws of the applicable jurisdiction, the Firm may process (including, where applicable, collecting, transferring/transmitting internationally and/or domestically, disclosing, using and storing) various data that is personal to me, and my data might be deemed sensitive personal data in certain jurisdictions, including but not limited to my name, address, work location, hire date, Social Security or Social Insurance or taxpayer identification number (as required for tax purposes), type and amount of Plan or other benefit plan award, other compensation-related data, citizenship or residency (required for tax purposes) and other similar information reasonably necessary for the administration of the Program (collectively referred to as “Information”) and provide such Information to its affiliates, Computershare Limited and its affiliates (collectively “Computershare”) and Fidelity Stock Plan Services, LLC, Fidelity Personal Trust Company, FSB and any of their affiliates (collectively “Fidelity”) or any other service provider that assists in the administration of the Program (e.g., brokerage, custody and nominee services), whether in the U.S. or elsewhere, as is reasonably necessary for the administration of the Program and under the laws of these jurisdictions.

In certain circumstances and subject to any applicable restrictions regarding cross-border data transfers in the jurisdiction where I reside, where required by law, foreign courts, law enforcement agencies or regulatory agencies may be entitled to access the Information. Unless I explicitly authorize otherwise, the Firm, its affiliates and its service providers (through their respective employees in charge of the relevant electronic and manual processing) will process this Information only for purposes of administering the Program. In the U.S. and in other countries to which such Information may be transferred for the administration of the Program, the level of data protection may not be equivalent to data protection standards in the member states of the EEA, Switzerland, New Zealand, Canada or certain Canadian provinces or my home country and U.S. public authorities may potentially access such Information.

If I am employed in Argentina, the PRC, Peru, South Korea or Turkey, I have also read the text in bold in the respective Argentina, the PRC, Peru and Turkey legal notices below (the “Argentina Clause”, the “PRC Clause”, the “Peru Clause” or the “Turkey Clause”) in conjunction with this Data Collection, Processing and Transfers section, and I acknowledge that such text forms part of this section and that in the event of any inconsistency the Argentina Clause, PRC Clause, Peru Clause or Turkey Clause, as applicable, shall prevail over this section.

Upon request to Equity Compensation (division of HCM), 200 West Street, 19th Floor, New York, NY 10282, telephone (212) 357-1444, email EquityCompensation@ny.email.gs.com, to the extent required under the laws of the applicable jurisdiction, I may have access to and obtain communication of the Information and may exercise any of my rights in respect of such Information, in each case free of charge, including objecting to any type of processing of the Information and requesting that the Information be updated or corrected (if wrong), completed or clarified (if incomplete or equivocal), or erased (if it cannot legally be collected or kept). Upon request, to the extent required under the laws of the applicable jurisdiction, a team member or representative of Equity Compensation (division of HCM) will also provide me, free of charge, with: (i) written information about the Firm’s policies and practices with respect to service providers outside of my jurisdiction, including a list of all the service providers used in connection with the Program at the time of request; and/or (ii) answers to my questions about the processing of my Information by service providers or affiliates outside of my jurisdiction.

There is no legal obligation for me to provide the Firm with the Information and any Information is provided at my own will and consent. If I refuse to authorize the processing of the Information consistent with the above, I may not benefit from the Program. The processing of the Information will be consistent with the above for the period of administration of the Program. In particular (within the limits described above): (i) the Firm will process data (Firm means GS Inc. and any of its subsidiaries and affiliates); (ii) Fidelity or Computershare will process data; (iii) the Firm’s other service providers will process data; and (iv) data will be transferred to the U.S. and other countries, as described above for the purposes set forth herein. A list of the Firm’s international offices and countries to which data that is personal to me can be transferred is set forth at https://www.goldmansachs.com/our-firm/locations. The Information may be retained by the aforementioned persons beyond the period of administration of the Program to the extent permitted under the laws of the applicable jurisdiction.

Other Legal Notices
12.By accepting (whether expressly or by implication) any benefit granted to me by the Firm, including, without limitation, my Award, I acknowledge and agree to each of the following:
•No Public Offer: Awards under the Plan and the Firm’s other compensation and benefit programs are strictly limited to eligible participants and are not intended to constitute a public offer in any jurisdiction, nor intended for registration in any jurisdiction outside of the U.S. I must keep all Award Documentation confidential and I may not reproduce, distribute or otherwise make public any part of such documents without the Firm’s express written consent. If I have received any such documents and I am not the intended recipient, I will disregard and destroy them.
•Transferability: Any provisions permitting transfers to a third party in the Award Documentation will not apply to me (i) to the extent that the applicability of those provisions would affect the availability of relevant exemptions or tax favorable treatment, or (ii) otherwise in circumstances determined by the Firm in its sole discretion from time to time.
•Adequate Information: I acknowledge that (i) I have been provided with all relevant information and materials with respect to the Firm’s operations and financial conditions and the terms and conditions of my Award, (ii) I have read and understood such information and materials, (iii) I am fully aware and knowledgeable of the terms and conditions of my Award, and (iv) I completely and voluntarily agree to the terms and conditions of my Award.
•Independent Advice Recommended: The information provided by the Firm or its service providers in respect of an Award does not take into account the individual circumstances of recipients and does not constitute legal, investment or tax advice. Awards under the Plan involve certain risks and I should exercise caution. The Firm recommends that I consult my own independent legal, investment and tax advisors in all cases, and I acknowledge that I am provided with adequate opportunity to do so.
•Share Price and Currency Risks: There is a risk that Shares may fall as well as rise in value. Market forces will impact the price of Shares and, in the worst case, the market value of the Shares may become zero. If the Shares are traded in a currency which is not the currency in my jurisdiction, the value of the Shares to me may also be affected by movements in the exchange rate. The Firm is not liable for any loss due to movements in the price of Shares or any applicable exchange rate.
•No Employer Involvement: Except to the extent required by applicable law, all Awards are offered, issued and administered by GS Inc., a Delaware corporation, and my employer (if it is not GS Inc.) is not involved in the grant of my Award or any other GS Inc. equity compensation. All Award Documentation and the link by which I access these documents are originated and maintained in the U.S.
•No Effect on Employment-Related Rights: Any compensation I receive (even on a regular and repeated basis) in connection with the Plan is discretionary and does not constitute part of my base or normal salary or wages. It does not affect my rights and obligations under the terms of my employment and it will not be taken into account (except to the extent otherwise required by applicable law) in determining any other employment-related rights I may have, including, without limitation, rights in relation to severance, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits. In particular, I waive any and all rights to compensation or damages in consequence of the termination of my employment for any reason whatsoever insofar as those rights arise or may arise from me ceasing to have rights under, or be entitled to receive payment in respect of, the Plan, or from the loss or diminution in value of such rights, as a result of such termination. This waiver applies whether or not such termination amounts to wrongful or unfair dismissal.
•No Additional Entitlements: The grant of an Award is strictly discretionary and voluntary. Neither this Award (even if grants are made to me under the Plan on a regular and repeated basis) nor my employment contract implies any expectation or right in relation to (i) the grant of any award under the Plan or similar compensation in the future, (ii) the terms, conditions and amount of any award under the Plan or similar compensation that the Firm may decide to grant in the future, or (iii) continued employment or engagement.
•Severability: Unless another result is specifically provided for in an agreement to the contrary, if any provision (in whole or in part) of the Award Documentation (including but not limited to the Agreement Regarding Arbitration of Employment-Related Matters) is to any extent illegal, otherwise invalid, or incapable of being enforced, that provision will be excluded to the extent (only) of such invalidity or unenforceability. All other provisions will remain in full effect and, to the extent possible, the invalid or unenforceable provision will be deemed replaced by a provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable provision.
•Country-Specific Legal Notices: I have read the country-specific legal notices below that pertain to my place of employment and/or residence (and also the location of my employer, if different), if any, and understand that they apply throughout the term of my Award.
Country-Specific Legal Notices
FOR EMPLOYEES IN CERTAIN EUROPEAN UNION JURISDICTIONS (BELGIUM, CZECH REPUBLIC, DENMARK, FRANCE, GERMANY, GREECE, IRELAND, ITALY, LUXEMBOURG, SPAIN AND SWEDEN)

You are being offered an Award under the Plan in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in GS Inc.’s success.  The Award is offered to you by GS Inc. in accordance with the terms of the Plan which are summarized in the Award Summary.  Further details on the rights attaching to your Award can be found in the Award Summary. More information about GS Inc. is available at www.gs.com.
The Shares subject to the Award are new or existing ordinary shares in GS Inc. and information on the total maximum number of Shares which can be offered under the Plan rules can be found in the section entitled Shares Available for Awards in the Plan. The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation 2017/1129.
If applicable, you should also refer to any additional specific notices below in relation to these jurisdictions.
FOR ARGENTINA EMPLOYEES ONLY
Your Award is being offered to you in connection with your employment or appointment by the Firm, as applicable. The Plan is not offered to the general public. By receiving and accepting your Award, you are deemed to: (i) acknowledge that the Firm has not made, and will not make, any application to obtain an authorization from the National Securities Commission (Comisión Nacional de Valores) for the public offering of the underlying Shares in Argentina, or otherwise taken any action that would permit a public offering of the underlying Shares in Argentina within the meaning of Argentine Capital Markets Law No. 26,831, as amended, supplemented or otherwise modified from time to time (the “CML”) and of the Argentine Securities Exchange Commission General Resolution No. 622/2013, as amended, supplemented or otherwise modified from time to time, and ancillary regulations (the “CNV Rules”); (ii) acknowledge that the Argentine Securities Exchange Commission (the “CNV”) has not previously reviewed nor approved the offering of the underlying Shares nor any document relating to their offering and therefore that this offer is being delivered to you on a private basis in accordance with Sub-title I, Chapter I, Title XX of the CNV Rules or Sub-title II, Chapter I, Title XX of the CNV Rules, as applicable; (iii) acknowledge that the CNV has not rendered and will not render any opinion in respect of the documents governing the Plan, and all information contained herein is the responsibility of the Firm and additional intervening parties; (iv) acknowledge that the Plan is exempted from complying with the general rules applicable to public offerings; and (v) agree that you will not sell or offer to sell any Shares acquired upon settlement of your Award in Argentina within the following 6 months after acquisition if it is not a primary placement pursuant to section 17 of Sub-title II, Chapter I, Title XXX or to Qualified Investors within 3 months, or to Non-Qualified Investors within 6 months from the date of its acquisition pursuant to section 10 of Sub-title I, Chapter I, Title XX, as applicable, of the CNV Rules.
Receipt and acceptance of the Award Documentation constitutes your agreement that the information contained in the Award Documentation may not be: (i) reproduced or used, in whole or in part, for any purpose whatsoever other than as a representation of your holding of your Award, or (ii) furnished to or discussed with any person (other than your personal advisors on a confidential basis) without the express written permission of GS Inc.
You acknowledge that the Access to Public Information Agency, as the enforcing authority of Act 25.326, has the power to attend the reports and claims from those who are affected in their rights as a consequence of non-fulfilment of data protection provisions. (La Agencia de Acceso a la Información Pública, en su carácter de Órgano de Control de la Ley Nº 25.326, tiene la atribución de atender las denuncias y reclamos que interpongan quienes resulten afectados en sus derechos por incumplimiento de las normas vigentes en materia de protección de datos personales.)
Additional data protection information for Argentina employees (which should be read in conjunction with, and forms part of, the Data Collection, Processing and Transfers section above):
You understand that your data may be stored in a database duly registered with the Argentine National Data Protection Agency, under the name and responsibility of GS Inc. or one of its subsidiaries or affiliates.
FOR AUSTRALIA EMPLOYEES ONLY
Offers under the Plan are made under Division 1A of Part 7.12 of the Corporations Act.
GS Inc. undertakes that it will, within a reasonable period of you so requesting and at no charge, provide you with a copy of the rules of the Plan. The market price of a Share can be accessed at the following link: https://www.nyse.com/index. The Australian dollar equivalent of that market price can be ascertained by applying the prevailing U.S. dollar (“USD”) / Australia dollar (“AUD”) exchange rate published by the Reserve Bank of Australia, which can be accessed at the following link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
Any advice given by GS Inc. in connection with the Plan is general advice only. The Award Documentation does not take into account the objectives, financial situation or needs of any particular person. Before acting on the information contained in the Award Documentation, or making a decision to participate, you should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.
Throughout the period in which you hold a dividend equivalent right you may obtain copies of all information filed by GS Inc. with the U.S. Securities and Exchange Commission (“SEC”) which is accessible by GS Inc.’s shareholders and the general public (“shareholder information”) by going to the SEC’s website (https://www.sec.gov) or to the GS Inc. website (www.gs.com), and at http://www.goldmansachs.com/investor-relations/financials/. You should be aware that shareholder information can affect the value of your dividend equivalent rights from time to time.
The actual value you receive in respect of the Shares acquired by you will depend on the number of Shares you receive, the market value of a Share, the value of any dividend and dividend equivalent payments made in respect of a Share, and the USD/AUD exchange rate.
There are risks associated with an investment in Shares and the value of any Shares you receive may be less than the value of those Shares today. Some of those risks are specific to GS Inc.’s business activities while others are of a more general nature. For more detail on those risks, please refer to GS Inc.’s most recent annual report. Individually or in combination, those risks may affect the value of Shares.
FOR BRAZIL EMPLOYEES ONLY
The Award referred to in this Signature Card and the underlying Shares have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários). The Award and the underlying Shares will not be offered or sold in Brazil under any circumstances that constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.
By accepting the Award, you agree and acknowledge that (i) neither your employer or contracting company, as applicable, nor any person or entity acting on their behalf has provided you with financial advice with respect to your Award or the Shares acquired upon settlement of your Award; and (ii) your employer or contracting company, as applicable, does not guarantee a specified level of return on your Award or the Shares.
FOR CHILE EMPLOYEES ONLY
By accepting the Signature Card connected to your Award, you acknowledge that this legend applies to all Award Documentation and communications.
General Warning
Neither GS Inc., the Plan nor the Shares have been registered in the Registro de Valores (“Securities Registry”) or in the Registro de Valores Extranjeros (“Foreign Securities Registry”) of the Comisión para el Mercado Financiero (Chilean Commission for the Financial Market or “CMF”) and they are not subject to the control of the CMF. If such securities are offered within Chile, they will be offered and sold only pursuant to Norma de Carácter General 336 (General Regulation 336) of the CMF, an exemption to the registration requirements, or in circumstances which do not constitute a public offer of securities in Chile within the meaning of Article 4 of the Chilean Securities Market Law 18,045. As the Shares are not registered, the issuer has no obligation under Chilean law to deliver public information regarding the Shares in Chile. The Shares shall not be subject to public offering in Chile unless they are registered in the Foreign Securities Registry of the CMF. The commencement date of the offer is the date of the email in which the Award Documentation (including this Signature Card) was first communicated to you.
Statement by Investors (Grantees)
Pursuant to General Regulation 336 (as amended), you are required to inform GS Inc. whether or not you are a “Qualified Investor” as defined in Norma de Carácter General 216 (General Regulation 216) of the CMF. By accepting the Signature Card connected to your Award, you state to GS Inc. that you are not a Qualified Investor, or if you are a Qualified Investor, that you have provided a separate statement acknowledging this to GS Inc. (please note that any such statement may be emailed to GS Inc. at EquityCompensation@ny.email.gs.com). By accepting the Signature Card connected to your Award, you further state to GS Inc. that you acknowledge:
(i) that the securities acquired in connection with the Plan will not be registered in the CMF Securities Registry or Foreign Securities Registry and, therefore, such securities may not be publicly offered in Chile; and
(ii) that since GS Inc. is not registered in the registries kept by the CMF, GS Inc. will not be subject to the CMF’s oversight nor to the ongoing disclosure obligations imposed by the law and regulation on registered issuers.

Accessibility of Award Documentation
The Firm undertakes to provide you with a copy of the Award Documentation in a form that remains accessible even if your employment is terminated.
SÓLO PARA EMPLEADOS DE CHILE
Al aceptar la “Signature Card” relacionada con su plan, usted reconoce que esta leyenda se aplica a todos los documentos y comunicaciones relacionados con el Plan.
Advertencia General
Ni GS Inc., ni el Plan, ni las Acciones, han sido registradas en el Registro de Valores o Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero (“CMF”) y ninguno de ellos está sujeto a la fiscalización de la CMF. Si dichos valores son ofrecidos dentro de Chile, serán ofrecidos y colocados sólo de acuerdo a la Norma de Carácter General 336 de la CMF, una excepción a la obligación de registro, o en circunstancias que no constituyan una oferta pública de valores en Chile según lo definido por el Artículo 4 de la Ley 18.045 de Mercado de Valores de Chile. Por tratarse de valores no inscritos, el emisor de las Acciones no tiene obligación bajo la ley chilena de entregar en Chile información pública acerca de las Acciones. Las Acciones no pueden ser ofrecidas públicamente en Chile en tanto éstas no se registren en el Registro de Valores Extranjeros de la CMF. Se informa que la fecha de inicio de la presente oferta es la fecha del correo electrónico en el que se le comunicaron por primera vez los documentos del Premio (incluida esta Signature Card).
Declaración de los Inversionistas (Destinatarios)
De conformidad con la Norma de Carácter General N°336 (modificada), se requiere que usted informe a GS Inc. si califica como “Inversionista Calificado” en los términos de la Norma de Carácter General N°216 de la CMF. Por medio de la aceptación de la Signature Card referida a su Plan, usted declara a GS Inc., que no califica como “Inversionista Calificado”, o que si califica como “Inversionista Calificado”, usted ha enviado por separado una declaración reconociendo dicha circunstancia a GS Inc. (favor tenga en cuenta que cualquier declaración puede ser enviada a GS Inc., al correo EquityCompensation@ny.email.gs.com). Por medio de la aceptación de la Signature Card referida a su plan, usted declara a GS Inc., que está en conocimiento de que:
(i) los valores adquiridos en conexión con el Plan no estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros de la CMF y, por lo tanto, dichos valores no podrán ser públicamente ofrecidos en Chile; y
(ii) dado que GS Inc. no está inscrita en los registros mantenidos por la CMF, GS Inc. no estará sujeta a la fiscalización de la CMF ni a las obligaciones de información continua impuestas por la ley y la regulación a los emisores inscritos.
Accesibilidad a los Documentos del Plan
La empresa se obliga a entregarle una copia de los documentos clave relativos al plan de forma tal que permanezcan accesibles a usted incluso luego de terminada su relación laboral con ésta.
FOR THE PEOPLE’S REPUBLIC OF CHINA EMPLOYEES ONLY
All Award Documentation is intended for your personal use and in your capacity as an employee of the Firm (and/or its affiliate) and is being given to you solely for the purpose of providing you with information concerning the Award which the Firm may grant to you as an employee of the Firm (and/or its affiliate) in accordance with the terms of the Award Documentation. The grant of the Award has not been and will not be registered with the China Securities Regulatory Commission of the People’s Republic of China pursuant to relevant securities laws and regulations, and the Award may not be offered or sold within the mainland of the People’s Republic of China by means of any of the Award Documentation through a public offering or in circumstances which require a registration or approval of the China Securities Regulatory Commission of the People’s Republic of China in accordance with the relevant securities laws and regulations.
You agree that notwithstanding anything to the contrary under the Plan or the Award Agreement(s), the Award may be settled in cash in Renminbi or such other currency, payable by your employing entity in the mainland of the People’s Republic of China or such other entity, in each case, as may be determined by the Firm in its sole discretion.
Additional data protection information for the People’s Republic of China employees (which should be read in conjunction with, and forms part of, the Data Collection, Processing and Transfers section above):
You have the ability to request the name, contact information, processing purpose and processing methods for any onshore data controller to which the Firm discloses your personal data in connection with your Award. You also have the ability to request the information listed in the preceding sentence, as well as information on the procedures that you may follow to exercise your data rights, in relation to any foreign party to which the Firm discloses your personal data in connection with your Award. The Firm will respond to any such request by you as soon as is reasonably practicable for the Firm.
FOR FRANCE EMPLOYEES ONLY
The provisions of the Award Agreement will apply only in respect of the year to which the Award Agreement relates and will not in any circumstances create any right or entitlement to you for any future fiscal years.
POUR LES SALARIES EN FRANCE
Les dispositions relatives à la Convention d’Attribution s'appliquent uniquement à l'année concernée par la Convention d’Attribution et ne créent en aucun cas un droit s'agissant des années fiscales à venir.
FOR HONG KONG EMPLOYEES ONLY
WARNING:
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the Award. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.
This document has not been, and will not be, registered as a "prospectus" in Hong Kong under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap 32) nor has it been authorised by the Securities and Futures Commission in Hong Kong pursuant to the Securities and Futures Ordinance (Cap 571) of the Laws of Hong Kong. This document does not constitute an offer or invitation to the public in Hong Kong to acquire any securities nor an advertisement of securities in Hong Kong. This document is distributed on a confidential basis.
By accepting the Award, you acknowledge and agree that you will not be permitted to transfer the Award to persons who fall outside the definition of “qualifying persons” in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap 32) (i.e., a person who is neither a current or former director, employee, officer or consultant of the Firm, nor your wife, husband, widow, widower, child or step-child under the age of 18 years, or as otherwise defined), even if otherwise permitted under the Plan or any of the related documents.
FOR INDIA EMPLOYEES ONLY
The Award Documentation (including any related website) does not invite offers from the public for subscription or purchase of the securities of any body corporate under any law for the time being in force in India. The Award Documentation is not a prospectus under the applicable laws for the time being in force in India. GS Inc. does not intend to market, promote, invite offers for subscription or purchase of the securities of any body corporate by the Award Documentation. The information provided in the Award Documentation is for the record only. Any person who subscribes or purchases securities of any body corporate should consult their own investment advisors before making any investments. GS Inc. shall not be liable or responsible for any such investment decision made by any person.
FOR INDONESIA EMPLOYEES ONLY
The Award does not constitute an offer or sale of securities in Indonesia and are being granted to fewer than 51 individuals in Indonesia.
FOR NEW ZEALAND EMPLOYEES ONLY
GS Inc. is offering you an Award under the Plan in reliance upon clause 8 of Schedule 1 of the Financial Markets Conduct Act 2013 (offers under employee share purchase schemes) (“Exclusion”). In accordance with the requirements of the Exclusion, the following information has been made available to you:
1.GS Inc.’s most recent annual report via https://www.goldmansachs.com/investor-relations/index.html.
2.The Plan documentation (which constitutes the current rules of the employee share purchase scheme for the purposes of the Exclusion) on https://hcm.web.gs.com/newaward.
3.A copy of the Award Agreement on https://hcm.web.gs.com/newaward.
4.GS Inc.’s most recent published audited and unaudited financial statements on https://www.goldmansachs.com/investor-relations/financials/index.html.
5.A copy of the auditor’s report on the above financial statements (if any) at https://www.goldmansachs.com/investor-relations/financials/index.html.

You may obtain a copy of the documents listed above by electronic means from the internet site addresses given in each case. You may request hard copies of the documents listed above free of charge from Head of Securities Compliance – Goldman Sachs Australia Pty Ltd.
For further information, including the form, dividend payments, vesting, delivery, and transfer restrictions of the Awards, please refer to the documents listed above.
Warning
The Award is an offer of Shares (although the Award may in limited circumstances be settled in cash or other property). The Shares give you a stake in the ownership of GS Inc. You may receive a return if dividends are paid.
If GS Inc. runs into financial difficulties and is wound up, you will be paid only after all creditors and holders of any preference shares have been paid. You may lose some or all of your investment.
New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.
The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.
Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.
The Shares are quoted on a stock exchange. GS Inc. intends to quote these Shares on the New York Stock Exchange (“NYSE”). This means you may be able to sell them on the NYSE if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Shares.
FOR PERU EMPLOYEES ONLY
If you are employed in Peru, the following statement is hereby made part of the Award Documentation: the Shares which may be issued upon settlement of your Award have not been registered with the Public Registry of the Securities Market administered by the Peruvian Securities Market Superintendence (Superintendencia del Mercado de Valores – SMV) and may not be offered or sold publicly in Peru. In addition, the contents of the Plan documents have not been reviewed by any Peruvian regulatory authority.
Additional data protection information for Peru employees (which should be read in conjunction with, and forms part of, the Data Collection, Processing and Transfers section above):
GS Inc., identified by Tax ID Number (EIN) No. 134019460, with registered office at 200 West Street, New York 10282 – United States, will use, collect, transfer and store your following personal data for the purposes of administering the Plan: name, address, work location, hire date, Social Security or Social Insurance or taxpayer identification number (required for tax purposes), type and amount of Plan or other benefit plan award, citizenship or residency (required for tax purposes) and other similar information. Your personal data is necessary for the administration of the Plan and so, if you express your refusal to provide it, GS Inc. will not be able to administer the Plan in respect of your Award. Your personal data will be stored in a data bank owned by GS Inc., the identity and physical address of which can be obtained upon your request, for the period of administration of the Plan and potentially beyond that to the extent permitted under the laws of the applicable jurisdiction(s). Your personal data may be sent to GS Inc. affiliates (detailed at https://www.goldmansachs.com/our-firm/locations) and service providers (including Computershare Limited and its affiliates; and Fidelity Stock Plan Services, LLC, Fidelity Personal Trust Company, FSB and any of their affiliates) whether in the U.S. or elsewhere, as is reasonably necessary for the administration of the Plan and under the laws of these jurisdictions. You may exercise your rights of access, rectification and cancellation by contacting Equity Compensation (division of HCM) at ________________.
Información adicional sobre protección de datos para los empleados de Perú (que debe leerse junto con la sección Recolección, el Tratamiento y la Transferencia de Datos anterior y forma parte de ella):
GS, Inc., identificado con el número de identificación fiscal (Employer Identification Number, EIN) No. 134019460, con domicilio legal en 200 West Street, New York 10282 – Estados Unidos (en adelante, “GS Incs.”), utilizará, recopilará, transferirá y almacenará sus siguientes datos personales con el fin de administrar el Plan de Incentivos en Acciones Modificado y Reiterado de Goldman Sachs (en adelante, el “Programa”): nombre, dirección, lugar de trabajo, fecha de contratación, número de identificación de Seguridad Social, Seguro Social o de contribuyente (requeridos para efectos fiscales), tipo y cantidad del Plan u otras concesiones de planes de beneficios, ciudadanía o residencia (requeridos para efectos fiscales) y otros datos similares. Sus datos personales son necesarios para la ejecución del Programa; por lo tanto, si usted manifiesta su negativa a proporcionarlos, Goldman Sachs no podrá administrar dicho Programa con respecto a su Premio. Sus datos personales serán almacenados en un banco de datos personales de propiedad de GS Inc., cuya identidad y dirección física del mismo se le proporcionará a su requerimiento, durante el tiempo necesario para la administración del Programa y potencialmente durante más tiempo para el cumplimiento de las obligaciones legales que establezca la regulación aplicable. Sus datos personales podrían ser enviados a las afiliadas de GS Inc., detalladas en https://www.goldmansachs.com/our-firm/locations; y a proveedores de servicios o encargados de tratamiento (incluyendo a Computershare Limited y sus filiales; y Fidelity Stock Plan Services, LLC, Fidelity Personal Trust Company, FSB y cualquiera de sus filiales) ubicados en Estados Unidos de América y en cualquier otro país; ello en tanto sea razonablemente necesario para la administración del Programa y bajo las leyes de tales jurisdicciones. Podrá ejercer sus derechos de acceso, rectificación y cancelación contactando a Equity Compensation (división de HCM) a través del correo ________________.
FOR RUSSIA EMPLOYEES ONLY
None of the information contained in the Award Documentation constitutes an advertisement of the Award in Russia and must not be passed on to third parties or otherwise be made publicly available in Russia. The Award has not been and will not be registered in Russia and are not intended for “placement” or “public circulation” in Russia.
You understand and agree that the Firm may, in its sole discretion or where required by legal or regulatory requirements, grant Awards as cash-settled instruments or settle Awards in cash and that you will not have any rights to the Shares underlying your Award (if any). Your Award will remain subject to the terms and conditions contained in the Award Documentation.
FOR SAUDI ARABIA EMPLOYEES ONLY
The Award Documentation may not be distributed in the Kingdom except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority has not reviewed the Award Documentation, nor does it make any representation as to the accuracy or completeness of the Award Documentation. You acknowledge the risks associated with any investment made pursuant to the Award Documentation, including what may result in loss of the full amount of the investment. You further acknowledge that the Firm does not have to notify the Capital Market Authority of the suitability of any investment you make pursuant to the Award Documentation. The Capital Market Authority expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of the Award Documentation. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. The informational materials prepared in connection with the Plan have been produced for information purposes only and are not intended to induce investment. If you do not understand the contents of the Award Documentation you should consult an authorized financial adviser.
FOR SINGAPORE EMPLOYEES ONLY
The Award is a prescribed capital markets product (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Product (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
The Shares or the Award may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision of Subdivision (4) of Division 1 of Part 13 of the Securities and Futures Act 2001.
FOR SOUTH KOREA EMPLOYEES ONLY
If you are located in South Korea, by signing this Signature Card and accepting your Award, you consent to the processing of your personal data in accordance with the information set out in the Data Collection, Processing and Transfers section above. Specifically:
•The Firm will collect and use your personal data as set out in the Data Collection, Processing and Transfers section. You consent to such use.
•The Firm will collect and use your unique identification information (foreigner registration number, passport number, driver’s licence number) as set out and underlined in the Data Collection, Processing and Transfers section. You consent to such use.
•The Firm will provide your personal data to third parties, as described in the Data Collection, Processing and Transfers section and the hyperlinks within it. You consent to such transfers.

•The Firm will provide your unique identification information to third parties, as described by the Data Collection, Processing and Transfers section and the hyperlinks within it. You consent to such transfers.
•The Firm will transfer your personal data and unique identification number (including foreigner registration number, passport number and driver’s license number) overseas to the United States and other countries, as described by the Data Collection, Processing and Transfers section and the hyperlinks within it. You consent to such overseas transfers.
FOR SPAIN EMPLOYEES ONLY
You may be subject to certain reporting obligations for the acquisition or disposal of Shares under the Plan, the opening of cash or brokerage bank accounts abroad and the transfer or receipt of funds. Please consult your own advisors regarding these and other legal or tax obligations that may be applicable.
FOR TURKEY EMPLOYEES ONLY
This offer is not a public offering in terms of the Turkish Capital Markets legislation and the information provided herein cannot be construed as a public offering. The grant of the Award should not be construed as a public offering or a private placement and is made to you as an employee of the Firm. You are not obligated to accept your Award. Your decision to accept or reject the Award is entirely up to you and will have no impact on your employment or your career, either positive or negative. The grant of your Award does not change or supplement the terms of your employment in any way. The Award Documentation does not constitute an employee handbook or an employment contract between you and the Firm.
The information set forth in the Award Documentation is solely for informative reasons and the Firm is not hereby giving you nor purports to be giving you investment or other financial advice. The Firm reserves the right to suspend, change, amend or supplement the terms of the Award Documentation, in whole or in part, for any reason at any time. If you are in doubt about the merits of the Award Documentation, you should contact your financial advisor.
Additional data protection information for Turkey employees (which should be read in conjunction with, and forms part of, the Data Collection, Processing and Transfers section above):
In terms of the Law on the Protection of Personal Data No. 6698 and its relevant legislation, GOLDMAN SACHS TK DANIŞMANLIK HİZMETLERİ ANONİM ŞİRKETİ acts as the data controller regarding your personal data in Turkey.
FOR UK EMPLOYEES ONLY
This document does not have regard to the specific investment objectives, financial situation and particular needs of any specific person who may receive it. Recipients should seek their own financial advice.
The Award is subject to the terms and conditions set forth in the Documentation. The price of Shares and the income from such Shares (if any) can fluctuate and may be affected by changes in the exchange rate for U.S. dollars. Past performance will not necessarily be repeated. Levels and bases of taxation may change from time to time. Investors should consult their own tax advisors in order to understand tax consequences. GS Inc. has (and its associates may have) a material interest in the Shares and the investments that are the subject of this document.